POWER OF ATTORNEY
			    FOR SEC FILINGS ON FORM 4, 5 AND 144
			  IN
RESPECT OF SHARES OF COMMON STOCK OF
				   INVERESK RESEARCH GROUP, INC.



	The undersigned hereby constitutes and appoints Paul Cowan and Roland Boyd, or either one of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name and stead in any and all capacities, to sign and file for and on his or her behalf, in respect of any acquisition, disposition or other change in ownership of any shares of common stock of Inveresk Research Group, Inc., the following:

(1)	any
Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the Securities and Exchange Commission,

(2)	any Annual
Statement of Beneficial Ownership of Securities on Form 5 to be filed with the Securities and Exchange Commission,

(3)	any Notice of Proposed
Sale of Securities on Form 144 to be filed with the Securities and Exchange Commission, and

(4)	any and all agreements, certificates, receipts, or
other documents in connection therewith

and hereby grants unto such
attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.


IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.



			  Date: March 20, 2003		/s/ John Urquhart

______________________

									 Name: John Urquhart